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                                                                      EXHIBIT 21


                   BUILDING MATERIALS CORPORATION OF AMERICA
                   -----------------------------------------

                              LIST OF SUBSIDIARIES
                              --------------------

                                                                     STATE OF
COMPANY                                                            INCORPORATION
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BMCA Goldsboro, Inc.                                                 Delaware
BMCA Insulation Products Inc.                                        Delaware
BMCA Receivables Corporation                                         Delaware
BMCA Sales (Barbados) Inc.                                           Barbados
BMC Warehousing Inc.                                                 Delaware
Building Materials Investment Corporation                            Delaware
Building Materials Manufacturing Corporation                         Delaware
GAF Kalamazoo Acquisition Corp.                                      Delaware
GAF Leatherback Corp.                                                Delaware
GAF Materials Corporation (Canada)                                   Delaware
GAF Premium Products Inc.                                            Delaware
    Wind Gap Real Property Acquisition Corp.                         Delaware
GAF Real Properties, Inc.                                            Delaware
GAFTECH Corporation                                                  Delaware
LL Building Products Inc.                                            Delaware
    Ductwork Manufacturing Corporation                               Delaware
Pequannock Valley Claim Service Company, Inc.                        Delaware
South Ponca Realty Corp.                                             Delaware
TOPCOAT, Inc.                                                        Delaware
U.S. Intec Holdings Inc.                                             Delaware
   U.S. Intec, Inc.                                                  Texas
     Exterior Technologies Inc.                                      Texas
     Intec Marine Inc.                                               Texas
     USI Materials Inc.                                              Delaware